AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 24, 2003

REGISTRATION NO. 333-70330

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO.  1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VALENTIS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	94–3156660
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

863A MITTEN ROAD

BURLINGAME, CA 94010

(650) 697-1900

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

BENJAMIN F. MCGRAW, III

PRESIDENT AND CHIEF EXECUTIVE OFFICER

VALENTIS, INC.

863A MITTEN ROAD

BURLINGAME, CA 94010

(650) 697-1900

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

PATRICK A. POHLEN, ESQ.

LATHAM & WATKINS LLP

135 COMMONWEALTH DRIVE

MENLO PARK, CA 94025

(650) 328-4600

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

                If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

                If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. ☐

                If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Deregistration of Securities

On September 27, 2001, Valentis, Inc. (the “Company”) filed a registration statement on Form S-3 (File No. 333-70330), as amended by Amendment No. 1 filed on November 6, 2001 and Amendment No. 2 filed on November 21, 2001 (together, the “Registration Statement”), which registered for sale by the Company up to an aggregate of $45,000,000 in shares of preferred stock and common stock and equity warrants of the Company.  The Company is filing this Post-Effective Amendment No. 1 to terminate the Registration Statement and to deregister all securities registered pursuant to the Registration Statement remaining unsold as of the date this Post-Effective Amendment No. 1 is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlingame, State of California, on July 24, 2003.

VALENTIS, INC.

By:	/s/ Benjamin F. McGraw, III
Benjamin F. McGraw, III, Pharm.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-3 has been signed by each of the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Benjamin F. McGraw, III	Chairman, Chief Executive Officer and President	July 24, 2003
Benjamin F. McGraw, III	(Principal Executive Officer)

/s/ Joseph A. Markey	Senior Director of Finance and Controller	July 24, 2003
Joseph A. Markey	(Principal Financial and Accounting Officer)

/s/ Reinaldo M. Diaz	Director	July 23, 2003
Reinaldo M. Diaz

/s/ Patrick G. Enright	Director	July 24, 2003
Patrick G. Enright

/s/ Mark McDade	Director	July 21, 2003
Mark McDade

/s/ Alan C. Mendelson	Director	July 24, 2003
Alan C. Mendelson

/s/ Dennis J. Purcell	Director	July 21, 2003
Dennis J. Purcell

/s/ John S. Schroeder	Director	July 24, 2003
John S. Schroeder